Exhibit 10.4


                                AMENDMENT NO. 4
                                       TO
                       PINNACLE WEST CAPITAL CORPORATION
                         ARIZONA PUBLIC SERVICE COMPANY
                           SUNCOR DEVELOPMENT COMPANY
                                      AND
                          EL DORADO INVESTMENT COMPANY
                           DEFERRED COMPENSATION PLAN


              Pinnacle West Capital Corporation, pursuant to the power granted to it by Section 11.2 of the above-named plan (the "Plan"), hereby amends the Plan, effective as of May 17, 1995, by making the following deletions and additions:

1.      Section 1.28 is deleted in its entirety  and the  following  new Section
        1.28 is added:

        "'Retirement' and 'Retires' shall mean, with respect to an employee, severance from employment with all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of: (a) age sixty-five (65) with five (5) years of service or
        (b) age fifty-five (55) with ten (10) years of Service; and shall mean, with respect to a Director who is not an employee, severance of his or her directorship(s) with all Employers on or after the earlier of the attainment of: (x) age sixty-five (65) with five (5) years of service or
        (y) age fifty-five (55) with ten (10) years of board service. If a Participant is both an employee and a Director, Retirement shall not occur until he or she Retires as both an employee and a Director; provided, however, that such a Participant may elect, in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he or she Retires as an employee of all Employers."

2. Section 3.6(a) deleted in its entirety and a new Section 3.6(a) is added to read as follows:

        "3.6   Installment  Distributions.  In the  event a  benefit  is paid in
               --------------------------
               installments under Articles 5, 6, 7 or 8, installment payment amount shall be determined in the following manner:

        (a)    Interest  Rate.  The  interest  rate  to  be  used  to  calculate
               --------------
               installment payment amounts shall be a fixed interest rate that is determined by averaging the Preferred Rates for the Plan Year in which a Participant becomes eligible to receive a benefit and the four (4) preceding Plan Years. If a Participant has completed fewer than five (5) Plan Years, this average shall be determined using the Crediting Rates for the Plan Years during which the Participant participated in the Plan. Despite the foregoing, if the Terminated Participant elects installment distributions at age 55, the applicable interest rate(s) to be used from the termination date until age 55 shall be determined in accordance with the table set forth in Section 7.1, by using the Crediting Rate(s) or Preferred Rates, as the case may be."

3. Section 7.1 is deleted in its entirety and the following new section 7.1 is added:

        "7.1   Termination   Benefits.   If  the   Participant   experiences   a
               ----------------------
               Termination of Employment prior to his or her Retirement, death or disability, the Participant shall receive a Termination
               Benefit, which shall be equal to the Participant's Account Balance as of the date of his or her Termination of Employment, with interest credited in the manner provided in Section 3.5 above, but using the applicable interest rate set forth in the following schedule:


                Completion of Years of Plan Participation
                Prior to Termination of Employment               Applicable Rate
                -----------------------------------------        ---------------

                Less than five years                              Crediting Rate

                Five or more years                               Preferred Rate"

4. Section 7.2 is deleted in its entirety and the following new Section 7.2 is added:

             Payment of Termination Benefit.
             ------------------------------

             (a)  Lump Sum or  Installments.  A Participant,  in connection with
                  -------------------------
                  his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit in a lump sum or in equal annual payments (the latter determined in accordance with Section 3.6 above) over a period of 5, 10 or 15 years. If a Participant elects a lump sum payment, he or she shall specify whether the lump sum will be paid within 60 days of (i) his or her Termination of Employment or (ii) age 55. If the Participant elects installment payments, they will begin within 60 days of the Participant's 55th birthday. The Participant may change his or her election to an allowable alternative pay out period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 3 years prior to the Participant's Termination of Employment and is accepted by the Committee in its sole discretion. Notwithstanding the foregoing, upon adoption of this Section, each Participant in the Plan shall be given an opportunity to make an election with respect to his or her Termination Benefit, and such election, if accepted by the Committee, shall be treated, for purposes of this Section, as the initial election for the payment of the Termination Benefit. Failure to make an election will result in the Termination Benefit paid in a lump sum at the time of your termination of employment.

             (b)  Commencement  of  Payments.   Payment(s)  of  the  Termination
                  --------------------------
                  Benefit shall commence within 60 days of the date elected by the Participant in accordance with Section 7.2(a) above."

5.      The following new Section 7.3 is added:

        "7.3   Death Prior to Pay Out
               ---------------------

               (a)   Death Prior to Commencement  of Payments.  If a Participant
                     ----------------------------------------
                     dies prior to the payout date that he or she elected for his Termination Benefit, his or her Termination Benefit shall be paid in a lump sum within 60 days of the date that the Committee receives proof of the Participant's death.

               (b)   Death After  Commencement.  If a Participant dies after the
                     -------------------------
                     commencement of the payment of his or her Termination Benefit, but before the Termination Benefit is paid in full, the Participant's unpaid Termination Benefit payments shall continue and shall be paid to the Participant's Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived."

6. Except as specifically provided in this Amendment, the remaining provisions of the Plan, as previously amended, shall remain in full force and effect.



                Pinnacle West Capital Corporation has caused this Amendment to be signed by its duly authorized officer as of the date first written above.


                                       Pinnacle West Capital Corporation


                                       By:        Faye Widenmann
                                            -----------------------------
                                       Its:       Committe Member
                                            -----------------------------